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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Health, Inc.
San Francisco, California

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 9, 2018, relating to the consolidated financial statements of Jaguar Health, Inc., which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
San Jose, California

September 27, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm